DST SYSTEMS, INC. SHAREHOLDERS APPROVE MERGER WITH SS&C

KANSAS CITY, MO – MARCH 28, 2018 – DST Systems, Inc. (NYSE: DST), a leading global strategic advisory, technology, and operations outsourcing company, today announced that at a Special Meeting of DST Stockholders held today, DST stockholders voted to approve the Company’s merger with SS&C (Nasdaq: SSNC).

As previously announced on January 11, 2018, DST entered into a definitive agreement wherein SS&C will acquire DST in an all-cash transaction for $84 per share plus assumption of debt. The parties have received all antitrust or competition authority approvals required to consummate the transaction, including early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is currently expected to close in April or May and remains subject to clearances by the relevant financial regulatory authorities and other customary closing conditions.

Cautionary Statement Regarding Forward-Looking Statements
This document may include "forward-looking" statements, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (2) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (5) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (6) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (7) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (8) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (9) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; and (10) the risks described from time to time in the Company's reports filed with the SEC under the heading "Risk Factors," including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company's filings with the SEC. Such risks include, without limitation: the effects of competition in the businesses in which the Company operates; changes in customer demand and the Company's ability to provide products and services on terms that are favorable to it; and the impacts of breaches or potential breaches of network, information technology or data security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company's financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the definitive proxy statement that was filed with the SEC in connection with the proposed merger on February 27, 2018. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

About DST
DST Systems, Inc. (NYSE: DST) is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. We assist clients in transforming complexity into strategic advantage by providing tools and services to help them stay ahead of and capitalize on ever-changing customer, business and regulatory requirements in the world’s most demanding industries. For more information, visit the DST website at www.dstsystems.com.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503

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